EXHIBIT 3.7

                           STATEMENT OF RESOLUTION
                 ELIMINATING FOUR SERIES OF PREFERRED STOCK
                      OF CARRINGTON LABORATORIES, INC.


   To the Secretary of State of Texas:

        Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation (the "corporation") submits the following statement for the purpose of eliminating four series of its Preferred Stock, par value $100 per share, and all references thereto from its Articles of Incorporation:

        1.   The name of the corporation is Carrington Laboratories, Inc.

        2. Attached hereto as Exhibit A is a true and correct copy of the resolution eliminating the Series A Cumulative
             Convertible   Preferred  Stock,  the  Series  B  Cumulative
             Convertible Preferred Stock, the Series C Cumulative Convertible Preferred Stock and the Series E Convertible Preferred Stock, and all references to each of such series, from the articles of incorporation of the corporation.

        3. Such resolution was duly adopted by the Board of Directors of the corporation on July 17, 1997, to be effective on the first business day following the filing with the Secretary of State of Texas of a Statement of Cancellation of Treasury Shares cancelling 660 treasury shares of Series E Convertible Preferred Stock of the corporation.

        4. Such resolution was duly adopted by all necessary action on the part of the corporation.


        Dated:      July 17, 1997.

                                 CARRINGTON LABORATORIES, INC.




                                 By:
                                      Carlton E. Turner, Ph.D., D.Sc.
                                      President and Chief Executive Officer



     13653 07404 CORP 158796.1

                               EXHIBIT A

                       CARRINGTON LABORATORIES, INC.

                      RESOLUTION OF BOARD OF DIRECTORS


        WHEREAS, the Board of Directors of Carrington Laboratories, Inc. (the "Company") has previously established five series of Preferred Stock, par value $100 per share, of the Company, and no shares of any of such series are currently outstanding; and

        WHEREAS, this Board of Directors has authorized the cancellation of 660 shares of the Company's Series E Convertible Preferred Stock (the "Series E Shares"), which are the only shares of Preferred Stock currently held by the Company as treasury shares; and

        WHEREAS,  this  Board  of  Directors  is of the opinion that the
   Company will have no reason to issue any shares of four of such series of Preferred Stock in the future and that those four series should therefore be eliminated from the Company's articles of incorporation in the manner provided by the Texas Business Corporation Act, as promptly as practicable after the filing with the Secretary of State of Texas of a Statement of Cancellation of Treasury Shares cancelling the Series E Shares;

        NOW, THEREFORE, BE IT RESOLVED, effective as of the first business day immediately following the date of filing with the Secretary of State of Texas of a Statement of Cancellation of Treasury Shares cancelling the Series E Shares, that, pursuant to
   Article 2.13 of the Texas Business Corporation Act, the Company's Series A Cumulative Convertible Preferred Stock, Series B Cumulative Convertible Preferred Stock, Series C Cumulative Convertible Preferred Stock and Series E Convertible Preferred Stock, and all references to each of such four series, shall be eliminated from the Company's articles of incorporation; and the President or any Vice President of the Company is hereby authorized to prepare or cause to be prepared, to execute and to file or cause to be filed with the Secretary of State of Texas, in the name and on behalf of the
   Company, an appropriate Statement of Resolution effecting the elimination of the Company's Series A Cumulative Convertible Preferred Stock, Series B Cumulative Convertible Preferred Stock, Series C Cumulative Convertible Preferred Stock and Series E
   Convertible Preferred Stock, and all references thereto, from the Company's articles of incorporation.




     13653 07404 CORP 158796.1